UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
December 5, 2014
(Date of earliest event reported)

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, New Jersey 08037
(Address of principal executive offices, including zip code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2014, South Jersey Industries, Inc. (the "Company") announced the pending retirement of SJI Chairman and CEO Edward J. Graham, effective April 30, 2015, and the pending appointment of Michael J. Renna as President and CEO, effective May 1, 2015. The company also announced that Walter M. Higgins III, SJI's Lead Independent Director will become Chairman of SJI's board of directors effective May 1, 2015.

Mr. Renna, age 47, joined SJI in 1998 and currently serves as President and COO. He also previously served as President of the non-utility businesses. There are no arrangements or understandings between Mr. Renna and any other persons pursuant to which Mr. Renna will be appointed as President and Chief Executive Officer of the Company.  There have been no transactions nor are there any proposed transactions between the Company and Mr. Renna that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The press release announcing the pending appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Index

(99)Press release dated December 5, 2014, issued by South Jersey Industries, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: December 5, 2014	/s/ Gina Merritt-Epps
Gina Merritt-Epps, Esq.
General Counsel & Corporate Secretary